Exhibit 32

          CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
       OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of LMIC, Inc. (the "Company") for the quarter ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacity and on the dates indicated below, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

      1. The Report fully complies, in all material respects, with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2004                        /s/ Luis P. Negrete
                                            ------------------------------------
                                            Luis P. Negrete
                                            Chief Executive Officer and
                                            Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certificate accompanies this Quarterly Report on Form 10-QSB pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and will not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. This certificate will not be deemed to be incorporated by reference into any filing, except to the extent that the Company specifically incorporates it by reference.